EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Roddy Allen, CEO
Integrated Electrical Services, Inc.
713-860-1500

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E
713-529-6600

INTEGRATED ELECTRICAL SERVICES UPDATES

“COMPANY & INVESTMENT PROFILE”

HOUSTON – MAY 10, 2004 – Integrated Electrical Services, Inc. (NYSE: IES) today announced that it has updated its “Company & Investment Profile,” which can be found on the company’s website at www.ies-co.com under the investor relations section, and is being furnished on Form 8-K to the Securities and Exchange Commission. The “Company & Investment Profile” includes updated discussions of IES’ performance and strategies, an industry outlook and peer analysis, along with IES’ guidance and an expanded discussion about the company’s organizational systems, processes and controls, and the competitive landscape.

     Also, management will be meeting with analysts and institutional investors in Boston and New York this week to provide an update on the company’s operations.

     Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, utility, residential and service markets. Through its subsidiaries, the company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

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